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                                                                    EXHIBIT 21.1


                   SUBSIDIARIES OF ATP OIL & GAS CORPORATION

          Name:                                      Jurisdiction:
          -----                                      -------------

    ATP Energy, Inc.                                  Texas
    ATP Oil & Gas (UK) Limited                        United Kingdom